                                                                       EXHIBIT n

                               CONSENT OF COUNSEL

                             AIM FLOATING RATE FUND

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Other Information - Legal Matters" in the Statement of Additional Information for AIM Floating Rate Fund, which is included in Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-72419), and Amendment No. 16 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09797), on Form N-2 of AIM Floating Rate Fund.



                                     /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
March 1, 2004